SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 18, 2006

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



         Virginia                     000-23847               54-1873994
(State or other jurisdiction of      (Commission           (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)

                            ------------------------

                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
           99.1 Press Release issued by Shore Financial Corporation, dated April 18, 2006.


Item 12.    Results of Operations and Financial Condition.

         On April 18, 2006, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended March 31, 2006. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          SHORE FINANCIAL CORPORATION


                          By:      /s/  Steven M. Belote
                             -------------------------------------------------
                                   Steven M. Belote
                                   Vice President and Chief Financial Officer


April 18, 2006

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, April 18, 2006

           Shore Financial Corporation Announces 10% Earnings Increase

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $695,000, or $0.33 per diluted share, for the three months ended March 31, 2006, representing a 10.1% increase over earnings of $631,100, or $0.30 per diluted share, for the same period of 2005.

         Noninterest income drove earnings growth during the quarter with an increase of 52.3% for the three months ended March 31, 2006. Noninterest income for the March 2006 quarter was $795,400, compared to $522,200 for the March 2005 quarter end. Excluding $90,400 of gains on sales of securities realized during the March 2005 quarter, core noninterest income increased $363,600 or 84.2%. Growth in deposit account fees accounted for the majority of this increase. Deposit account fees were $592,600 for the three months ended March 31, 2006, representing a 105.8% increase over the $288,000 of deposit account fees realized during the March 2005 quarter. The company's noninterest income also benefited from its investment subsidiary operations which earned commissions of $78,400 during the 2006 quarter, compared to $31,200 for the 2005 quarter.

         Net interest income also contributed to earnings growth with an increase of 3.3% to $2.14 million for the three months ended March 31, 2006, as compared to the same period of 2005. Net interest income benefited from an increase in loans which averaged $198.7 million during the quarter ended March 31, 2006, compared to $179.0 million for the 2005 quarter. Growth in the residential real estate loan portfolio remained strong with an increase in average balances of 17.3%. The company's total assets reached a record high finishing the quarter at $254.8 million, compared to $247.4 million at December 2005. Deposit balances were $193.6 million at March 31, 2006, compared to $189.0 million at December 31, 2005.

         Noninterest expense for the March 2006 quarter was $1.93 million, as compared to $1.60 million during the same period of 2005. Employee compensation and benefits expense accounted for a significant portion of the increase in noninterest expense, $40,300 of which related to the expensing of employee stock options granted during March 2006. Employee compensation and benefits expense was also impacted by increases in personnel and normal salary adjustments that have occurred over the past year. Other increases in expenses primarily relate to growth in the bank's ATM network and internet banking product and additional professional fees resulting from costs associated with meeting the requirements of Sarbanes-Oxley.

         Asset quality remained strong during the quarter. The bank's allowance for loan losses to period end loans ratio was 1.41% at March 31, 2006, a level management considers commensurate with the risk existing in the bank's loan portfolio. Accordingly, the bank did not add to its allowance for loan losses during the quarter ended March 31, 2006.

         Scott C. Harvard, President and CEO, stated, "We are pleased with our first quarter performance. Loan production levels remained strong throughout the quarter which put added pressure on funding and deposit growth. The bank's cost of funds is beginning to show the effects of competitive pricing pressures in the deposit market."

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full-service banking facilities, nineteen ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920
Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com


                      Shore Financial Corporation
                           Earnings Release


Financial Highlights:

                                      Three Months Ended March 31,
                                 ---------------------------------------
                                        2006                2005
                                 ------------------- -------------------

OPERATIONS:

Net Interest Income                      $2,142,400          $2,073,100

Noninterest Income                          795,400             522,200

Loan Loss Provision                               0              78,200

Noninterest Expense                       1,930,600           1,600,500

Income Tax Expense                          312,200             285,500

Net Income                                  695,000             631,100


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                  2,076,367           2,070,697

Weighted Avg Shares-Basic                 2,075,200           2,067,800

Weighted Avg Shares-Diluted               2,100,200           2,101,000

Basic Earnings Per Share                      $0.33               $0.31

Diluted Earnings Per Share                    $0.33               $0.30

Total Assets                            254,814,800         240,247,300

Gross Loans                             203,064,800         182,762,700

Deposits                                193,568,700         193,443,200

Total Equity                             24,189,700          22,040,400

Average Assets                          249,566,000         236,919,000

Average Equity                           24,125,000          22,296,000

Net Interest Margin                           3.70%               3.80%

Return on Average Assets                      1.11%               1.07%

Return on Average Equity                     11.52%              11.32%

Efficiency Ratio                             63.95%              63.33%
